REVOLVING REAL ESTATE NOTE
                                 (CONSTRUCTION)

$3,000,000                                                Minneapolis, Minnesota
                                                               November __, 1997


1. FOR VALUE RECEIVED, LUNDREN BROS. CONSTRUCTION, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay to the order of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, its successors and assigns (the "Lender"), at its banking house located in Minneapolis, Minnesota, the principal sum of Three Million and 00/100 Dollars ($3,000,000), or so much thereof as may have been disbursed to or for the benefit of the Borrower in lawful money of the United States and immediately available funds under and pursuant to that certain Loan Agreement dated November __, 1997, by and between the Borrower and the Lender (as the same may be amended and/or restated from time to time, the "Loan Agreement"), together with interest on the unpaid balance accruing as of the date hereof at a rate equal at all times to one percent (1%) per annum in excess of the "Base Rate of Interest" (as that term is defined herein), as the same may change from time to time and be adjusted in the manner set forth herein. Subject to the terms and conditions set forth in the Loan Agreement, the proceeds of this Note may be advanced, repaid and readvanced hereunder so long as no Event or Event of Default (as those terms are defined in the Loan Agreement) shall have occurred and be then continuing.

2. Accrued interest hereon shall be payable monthly commencing on November 1, 1997, and continuing on the first (1st) day of each calendar month thereafter until this Note is paid in full. Accrued interest shall also be due and payable on the Expiration Date (as defined in the Loan Agreement). The principal balance of this Note shall be due and payable in full on the Expiration Date.

3. In all cases interest on this Note shall be calculated on the basis of a 360 day year but charged for actual days principal is unpaid.

4. As used herein, the term "Base Rate of Interest" shall mean the base rate of interest (or equivalent successor rate) set or announced from time to time by the Lender as its base rate, whether or not the Lender makes loans to other borrowers at, above or below said rate.

5. The rate of interest due hereunder shall initially be determined as of the date hereof and shall thereafter be adjusted, as and when, and on the same day that, the Base Rate of Interest changes (each such day hereinafter being referred to as an "Adjustment Date"). All such adjustments to said rate shall be made and become effective as of the Adjustment Date and said rate as adjusted shall remain in effect until and including the day immediately preceding the next Adjustment Date.

6. The outstanding principal balance of this Note may be prepaid at any time at the option of the Borrower, in whole or in part, without premium or penalty. All payments made by the

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Borrower using proceeds derived by any insurance policy covering any property securing this Note or from any condemnation award with respect thereto or from the sale of any collateral securing this Note (whether or not with the consent of the Lender) shall, unless otherwise agreed in writing, be deemed a prepayment for purposes of this Note.

7. All payments and prepayments shall, at the option of the Lender, be applied first to any costs of collection, second to any late charges, third to accrued interest on this Note, and lastly to principal (and, with respect to prepayments, to installments of principal in the inverse order of their maturity).

8. Notwithstanding anything to the contrary contained herein, if the rate of interest, or any other charges or fees due hereunder are determined by a court of competent jurisdiction to be usurious, then said interest rate, fees and/or charges shall be reduced to the maximum amount permissible under applicable Minnesota law.

9. This Note is issued pursuant to the terms of the Loan Agreement, is guaranteed by the Personal Guarantors (as defined in the Loan Agreement) pursuant to certain Personal Guaranties of even date herewith executed by the respective Personal Guarantors in favor of the Lender, and is secured by the Mortgage (as defined in the Loan Agreement), and the Lender is entitled to all of the benefits provided for in said documents.

10. Upon the occurrence of an Event of Default or at any time thereafter, the outstanding principal balance hereof and accrued interest and all other amounts due hereon shall, at the option of the Lender, become immediately due and payable, without notice or demand.

11. Upon the occurrence of an Event of Default or any time thereafter, the Lender shall have the right to set off any and all amounts due hereunder by the Borrower to the Lender against any indebtedness or obligation of the Lender to the Borrower.

12. Upon the occurrence at any time of an Event of Default or at any time thereafter, the Borrower promises to pay all costs of collection of this Note, including but not limited to attorneys' fees, paid or incurred by the Lender on account of such collection, whether or not suit is filed with respect thereto and whether such cost or expense is paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

13. Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

14. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

15. The Borrower hereby irrevocably submits to the jurisdiction of any Minnesota state or federal court over any action or proceeding arising out of or relating to this Note, the Mortgage and any instrument, agreement or document related thereto, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in

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such Minnesota state or federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing by United States certified mail, return receipt requested, of copies of such process to the Borrower's last known address. The Borrower agrees that judgment final by appeal, or expiration of time to appeal without an appeal being taken, in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Paragraph shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction to the extent permitted by law.


                                              BORROWER:

                                              LUNDGREN BROS. CONSTRUCTION, INC.


                                              By: ____________________________
                                                  Its President


STATE OF MINNESOTA         )
                           )  ss
COUNTY OF                  )



The foregoing instrument was acknowledged before me this ____ day of November, 1997, by Peter Pflaum, the President of LUNDGREN BROS. CONSTRUCTION, INC., a Minnesota corporation, for and on behalf of such corporation.


                                                  _____________________________
                                                  Notary Public